Exhibit 5.1

                            SMITH, GAMBRELL & RUSSELL
                                Attorneys At Law
                            Suite 3100, Promenade II
                          1230 Peachtree Street, N. E.
                           Atlanta, Georgia 30309-3592

                                  June 28, 1996


Board of Directors
Greenwich Air Services, Inc.
4590 N.W. 36th Street
Miami, Florida 33122

Re:   Greenwich Air Services, Inc. Registration
      Statement on Form S-8 for Employee
      Stock Purchase Plan, No. 33-____________

Gentlemen:

      In connection with the registration of 200,000 shares of the Class B Common Stock, par value $.01 (the "Securities") of Greenwich Air Services, Inc. (the "Company") issuable on or after July 1, 1996 under the Company's Employee Stock Purchase Plan, as amended on June 20, 1996, we have examined the following:

      1. A copy of Registration Statement No. 33-____________ to be filed with the Securities and Exchange Commission on or about June 28, 1996, and the Exhibits to be filed with and as a part of said Registration Statement;

      2. A copy of the Amended and Restated Certificate of Incorporation of the Company as referred to in said Registration Statement;

      3. A copy of the Amended and Restated By-Laws of the Company as referred to in said Registration Statement;

      4. Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, and oral and/or written confirmations deemed by us to be relevant to this opinion.

      Further in connection with this matter, we have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of said Registration Statement.

      Based on the foregoing, it is our opinion that:

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Board of Directors
June 28, 1996
Page 2


      (i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

      (ii) the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

      (iii) the issuance and sale of the Securities has been duly and validly authorized; and

      (iv) the shares of Common Stock of the Company when issued will be fully paid, non-assessable and free of preemptive rights.

      We consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement on Form S-8. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    SMITH, GAMBRELL & RUSSELL

                                    /s/ Howard E. Turner

                                    Howard E. Turner

HET/wp